SCHEDULE 14A

                               (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (Amendment No. )

      Filed by the registrant |_|
      Filed by a party other than the registrant |X|

      Check the appropriate box:
      |_|   Preliminary proxy statement   |_|   Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |X|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

          First Union Real Estate Equity and Mortgage Investments
          -------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                           Gotham Partners, L.P.
          -------------------------------------------------------
                  (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:





FOR IMMEDIATE RELEASE
---------------------

Contacts:   Bill Ackman       or    George Sard/David Reno/Fred Bratman
            David Berkowitz         Sard Verbinnen & Co
            Gotham Partners         (212) 687-8080
            (212) 286-0300

         INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS VOTE AGAINST
             FIRST UNION REAL ESTATE CHAIRMAN AT MAY 19 MEETING

                 ISS RECOMMENDS VOTE FOR GOTHAM'S NOMINEES

     NEW YORK, MAY 12, 1998 - Institutional Shareholder Services (ISS), an independent proxy advisory firm, recommended in a report issued on May 7, 1998 that shareholders vote against First Union Real Estate's (NYSE:FUR) Chairman James C. Mastandrea and First Union's other nominees for the three board seats up for election at the Company's May 19, 1998 meeting. ISS recommended that shareholders vote in favor of the Gotham nominees for the three seats, and recommended against an expansion of the Board.

     In the report, ISS commented on First Union's attempts to disenfranchise Gotham:

          "Disenfranchising a shareholder is a serious matter. The fact that the board construes the declaration [of trust] to give it license to selectively seek a high degree of disclosure, to judge fulfillment, and to wield sanctions on all of the holder's shares should rouse fear in the heart of any shareholder. Such broad authority in the hands of any board is both arbitrary and reckless."

     Gotham believes that leaving the existing board in control will lead to the continued destruction of shareholder value. In light of the poor performance of the Company, strong measures are required to restore and create future value for shareholders. The existing board and management have had five years to create future value for shareholders, and despite the extraordinary performance of nearly every real estate asset class and real estate investment trust during this period, management and the board have failed to create any value for shareholders.

     Gotham urges shareholders to support its proposals at the special meeting on May 19. Shareholders who have questions should contact Bill Ackman, David Berkowitz or David Klafter at Gotham Partners at
212-286-0300.

     Gotham Partners is a private New York investment partnership. First Union is a stapled-stock real estate investment trust (REIT).